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                                                                   EXHIBIT a(21)

                                 PILGRIM TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST
                          AND REDESIGNATION OF SERIES

         The Undersigned being all of the trustees of the PILGRIM Trust, a Massachusetts business trust (the "Trust") acting pursuant to Section 8.3 and
Section 5.11 of the Trust's Declaration of Trust dated December 17, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to redesignate a series of the Trust, as follows:

         The "Northstar Galaxy Trust Multi-Sector Bond Portfolio" is redesignated the "NORTHSTAR GALAXY TRUST RESEARCH ENHANCED INDEX PORTFOLIO".

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: April 30, 1999

 /s/ John G. Turner                                   /s/ Mark L. Lipson
-----------------------                              -----------------------
 John G. Turner                                       Mark L. Lipson

 /s/ Paul S. Doherty                                  /s/ Robert B. Goode
-----------------------                              -----------------------
 Paul S. Doherty, Esq.                                Robert B. Goode, Jr.

 /s/ David W. Wallace                                 /s/ Walter H. May
-----------------------                              -----------------------
 David W. Wallace                                      Walter H. May

/s/ David W. C. Putnam                                /s/ Alan L. Gosule
-----------------------                              -----------------------
 David W. C. Putnam                                   Alan L. Gosule, Esq.

 /s/ John R. Smith
-----------------------
 John R. Smith